SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                November 6, 1995
            --------------------------------------------------------
               Date of Report (Date of earliest event reported):

                             SUN MICROSYSTEMS, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)




Delaware                             0-15086                 94-2805249
-------------------------------------------------------------------------------
(State or other jurisdiction         (Commission             (IRS  Employer
of  incorporation)                   File Number)            Identification No.)



2550 Garcia Avenue, Mountain View, California                         94043
-------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:    (415) 960-1300
                                                   ----------------------------

N/A
-------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5. Other Events

     On November 2, 1995, the Board of Directors of Sun Microsystems, Inc. approved an amendment to the Registrant's First Amended and Restated Common Shares Rights Agreement between Registrant and The First National Bank of Boston dated December 14, 1990, as amended to date (the Rights Agreement"). The purpose of this amendment is to increase the "Purchase Price" for each "Common Share" issuable pursuant to the exercise of a "Right", as such terms are defined in
Section 7 of the Rights Agreement, from $100 to $200, which Purchase Price shall be subject to adjustment from time to time in accordance with the terms of the Rights Agreement, including adjustment as a result of Registrant's recently announced two-for-one stock split declared by the Registrant's Board of Directors in the form of a stock dividend issuable to stockholders of record on November 20, 1995.

     A copy of this amendment to the Rights Agreement is attached as Exhibit 4.1 to this Report and is incorporated herein by reference. The description and terms of the "Rights" are contained in a Registration Statement on Form 8A filed with the Securities Exchange Commission on May 22, 1989, as amended by a Form 8 filed with the SEC on December 14, 1990 and as amended thereafter on October 2, 1991, August 5, 1992, November 17, 1994 and November 6, 1995.

Item 7.   Financial Statements and Exhibits


     (c)  Exhibits

          4.1 Text of Fourth Amendment to First Amended and Restated Common Shares Rights Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Date: November 6, 1995               SUN MICROSYSTEMS, INC.




                                          By: /s/  MICHAEL H. MORRIS
                                             -----------------------------------
                                                   Michael H. Morris
                                                   Vice President,
                                                   General Counsel and Secretary

                               INDEX TO EXHIBITS


Exhibit
-------

4.1 Text of Fourth Amendment to First Amended and Restated Common Shares Rights Agreement